____________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE
COMMISSION
Washington, D.C. 20549
____________________________________________

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 25, 2008

ALLEGRO BIODIESEL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	0-21982	20-5748331
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6033 West Century Boulevard, Suite 1090, Los Angeles, California 90045
(Address of principal executive offices)

Registrant’s telephone number, including area code: (310) 670-2093

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Allegro under any of the following provisions (see General Instruction A.2.below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 25, 2008, we amended and restated the terms of our $500,000 Secured Promissory Note with Community Power Corporation (“CPC”), dated as of November 14, 2007 (the “Note”). The terms of the amended and restated Note provide for a partial repayment of principal by CPC to Allegro in the amount of $225,000 and the forbearance of $25,000 of principal by Allegro. Allegro also waived the interest that had accrued on the remaining principal of $250,000.  The maturity date of the remaining $250,000 has been extended from March 1, 2008 to the earlier of either December 31, 2008, or the date by which CPC receives at least $2.5 million in equity or debt financing.

The above summary of the amended and restated Note is qualified in its entirety by the amended and restated Note itself which is filed as Exhibit 10.1 to this Form 8-K. Except as described herein, all of the other terms and conditions of the Note remain the same.

Item 8.01. Other Events.

On February 25, 2008, the transactions contemplated by the agreement we described in our Form 8-K dated February 20, 2008, were consummated.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Amended and Restated Note dated February 25, 2008, between CPC and the Registrant

99.1	Press Release dated February 28, 2008.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunder duly authorized.

Date: February 28, 2008

ALLEGRO BIODIESEL CORPORATION

By:	/s/ Heng Chuk
Heng Chuk Chief Financial Officer